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Exhibit 10(f)

VARIABLE ADJUSTABLE LIFE ONLY

DEATH BENEFIT OPTION SELECTION

[_] Change Death Benefit option to: [_] Protection [_] Cash (Default to cash if none selected)

INVESTMENT ALLOCATIONS

[_] Change Sub-Account or Guaranteed Principal Account allocation as follows:
    (Increments of 5%, Minimum is 10% - must total 100%. This applies to the investment allocation only. Complete "Separate Account Transfer" section to transfer existing value between sub-accounts.)

Premium NRP   Partial Surrender          Premium NRP   Partial Surrender
$____   ____  ____% Growth               $____   ____  ____% Value Stock
 ____   ____  ____% Bond                  ____   ____  ____% Small Company Value
 ____   ____  ____% Money Market          ____   ____  ____% Global Bond
 ____   ____  ____% Asset Allocation      ____   ____  ____% Index 400 Mid-Cap
 ____   ____  ____% Mortgage Securities   ____   ____  ____% Micro-Cap Value
 ____   ____  ____% Index 500             ____   ____  ____% Macro-Cap Value
 ____   ____  ____% Capital Appreciation  ____   ____  ____% Micro-Cap Growth
 ____   ____  ____% Guaranteed Principal  ____   ____  ____% Other______________
                    Account               ____   ____  ____% Other______________
 ____   ____  ____% International Stock   ____   ____  ____% Other______________
 ____   ____  ____% Small Company Fund

SEPARATE ACCOUNT TRANSFERS
(Minimum Transfer lesser of $250 or the account balance)
Growth                       $_____to_____   Value Stock Portfolio $_____to_____
Bond                         $_____to_____   Small Company Value   $_____to_____
Money Market                 $_____to_____   Global Bond           $_____to_____
Asset Allocation             $_____to_____   Index 400 Mid-Cap     $_____to_____
Mortgage Securities          $_____to_____   Micro-Cap Value       $_____to_____
Index 500                    $_____to_____   Macro-Cap Value       $_____to_____
Capital Appreciation         $_____to_____   Micro-Cap Growth      $_____to_____
Guaranteed Principal Account $_____to_____   Other________________ $_____to_____
International Stock          $_____to_____   Other________________ $_____to_____
Small Company Fund           $_____to_____   Other________________ $_____to_____

SYSTEMATIC TRANSFER (DOLLAR COST AVERAGING)
                 REQUEST TYPE (CHECK BOX)                      COMPLETE
I wish to:       [_] start a systematic transfer of funds......(Part A, B, C, D)
                 [_] change the transfer amount................(Part A, B)
                 [_] change the frequency......................(Part C)
                 [_] change the distribution date..............(Part D)
                 [_] cancel the systematic transfer

PART A: Transfer Option (Minimum transfer lesser of $250 or the account balance) I wish to transfer: (Select one of the following)
[_]_______ units from the _____________________ Account. (Units must be a positive whole number)
[_]$______ from the ___________________________ Account. (Must be a positive whole number)

PART B: Transfer Allocation (Increments of 5%, Minimum is 10% - must total 100%) Indicate dollar amounts only if transferring a dollar amount from Part A
I wish the amount transferred to be allocated as follows:
DOLLAR AMOUNT OR PERCENT                    DOLLAR AMOUNT OR PERCENT
 $____   ____% Growth                        $____   ____% Value Stock Portfolio
  ____   ____% Bond                           ____   ____% Small Company Value
  ____   ____% Money Market                   ____   ____% Global Bond
  ____   ____% Asset Allocation               ____   ____% Index 400 Mid-Cap
  ____   ____% Mortgage Securities            ____   ____% Micro-Cap Value
  ____   ____% Index 500                      ____   ____% Macro-Cap Value
  ____   ____% Capital Appreciation           ____   ____% Micro-Cap Growth
  ____   ____% Guaranteed Principal Account   ____   ____% Other________________
  ____   ____% International Stock            ____   ____% Other________________
  ____   ____% Small Company Fund             ____   ____% Other________________

PART C: FREQUENCY
I wish the transfer to occur:
[_] Monthly       [_] Quarterly       [_] Semi-annually       [_] Annually

PART D: TRANSFER DATE (10th or 20th only)
[_] 10th          [_] 20th            Starting ______________ (Month and Year)
    Ending ________________ (Month and Year)

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INVESTMENT SUITABILITY - TO BE COMPLETED BY POLICYOWNER

NASD rules require inquiry concerning the financial condition of individuals applying for variable policies. The proposed Policyowner must supply such information so that an informed judgment may be made as to the suitability of the investment for the Policyowner.

1.  Employer ____________________ Address ______________________________________

    Occupation ____________________________________ Years Employed _____________

2.  Are you an employee of Minnesota Mutual or a subsidiary?     [_] Yes  [_] No

3.  Are you a spouse or dependent child of an employee of
    Minnesota Mutual or a subsidiary?                            [_] Yes  [_] No

4.  Are you an employee of a NASD firm?                          [_] Yes  [_] No

5.  Are you of legal age in the state of your mailing address?   [_] Yes  [_] No

6.  Dependents:  [_] Spouse  [_] Children  How many? _______ Ages ______________

7.  Approximate: Annual Income $____ Assets $_____ Debt $____ Tax Bracket _____%

8.  Who will be primarily responsible for paying the premium? __________________

9.  Face amount of life insurance in force? $____________________

10. Asset Breakdown:

    Savings               $___________   Balanced/Total Return Funds $__________
    Insurance Cash Values $___________   Stock Funds                 $__________
    Real Estate           $___________   Bond Funds                  $__________
    Business Interests    $___________   Individual Stocks           $__________
    Retirement Funds      $___________   Individual Bonds            $__________
    Other _______________ $___________

11. Ranking of Investment Objectives (Rank 1-5, in order of importance):

    ______ Capital Preservation/Conservation Growth    _______ Growth
    ______ Current Income
    ______ Total Return/Conservation Growth            _______ Aggressive Growth

12. Risk Tolerance (Check one):

    [_] Low Risk    [_] Moderate Risk    [_] High Risk

13. Did you receive the current Variable Adjustable Life and
    Fund Prospectus?                                             [_] Yes  [_] No

14. Would you like us to send you a Statement of Additional
    Information referred to in the Variable Adjustable Life
    and Fund Prospectus?                                         [_] Yes  [_] No



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Suitability Accepted by Registered Principal ___________________ Date __________